UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2008

THE PROCTER & GAMBLE COMPANY
(Exact Name of Registrant as Specified in Charter)

Ohio	1-434	31-0411980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 983-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On October 8, 2008, The Procter & Gamble Company ("P&G") filed a Form 8-K intending to announce the commencement of its exchange offer related to the separation of P&G's coffee business. The press release attached to that filing was inadvertently transposed on the Form 8-K.  The proper text for the Form 8-K filing appears below.

Item 8.01	Other Events.

On October 8, 2008, The Procter & Gamble Company (“P&G”), an Ohio corporation, issued a news release announcing the commencement of its exchange offer related to the separation of P&G’s coffee business. The separation is being effected in connection with the merger of The Folgers Coffee Company (“Folgers”), a wholly owned subsidiary of P&G, and Moon Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of The J. M. Smucker Company (“Smucker”). As previously announced, P&G entered into a definitive agreement on June 4, 2008, pursuant to which Merger Sub will merge with and into Folgers, with Folgers surviving as a wholly owned subsidiary of Smucker. A copy of the news release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The transactions are subject to customary closing conditions, including Smucker shareholder approval.

Item 9.01  Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	News Release by The Procter & Gamble Company dated October 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

By:	/s/ E.J. Wunsch
E. J. Wunsch
Assistant Secretary
October 8, 2008

Exhibit Index

Exhibit Number	Document

99.1	News Release by The Procter & Gamble Company dated October 8, 2008.